Exhibit 16.1

March 18, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Gold Resource Corporation

File No. 001-34857

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Gold Resource Corporation dated March 18, 2022 and agree with the statements concerning our Firm contained therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Plante & Moran PLLC